Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2014, relating to the financial statements and financial highlights which appear in the August 31, 2014 Annual Reports to Shareholders of iShares Core MSCI Emerging Markets ETF, iShares Currency Hedged MSCI Emerging Markets ETF, iShares MSCI All Country World Minimum Volatility ETF, iShares MSCI Australia ETF, iShares MSCI Austria Capped ETF, iShares MSCI Belgium Capped ETF, iShares MSCI Brazil Capped ETF, iShares MSCI BRIC ETF, iShares MSCI Canada ETF, iShares MSCI Chile Capped ETF, iShares MSCI Colombia Capped ETF, iShares MSCI Emerging Markets Asia ETF, iShares MSCI Emerging Markets Consumer Discretionary ETF, iShares MSCI Emerging Markets Eastern Europe ETF, iShares MSCI Emerging Markets EMEA ETF, iShares MSCI Emerging Markets Energy Capped ETF, iShares MSCI Emerging Markets ETF, iShares MSCI Emerging Markets Growth ETF, iShares MSCI Emerging Markets Minimum Volatility ETF, iShares MSCI Emerging Markets Small-Cap ETF, iShares MSCI Emerging Markets Value ETF, iShares MSCI EMU ETF, iShares MSCI France ETF, iShares MSCI Frontier 100 ETF, iShares MSCI Germany ETF, iShares MSCI Global Agriculture Producers ETF, iShares MSCI Global Energy Producers ETF, iShares MSCI Global Gold Miners ETF, iShares MSCI Global Metals & Mining Producers ETF, iShares MSCI Global Silver Miners ETF, iShares MSCI Hong Kong ETF, iShares MSCI Israel Capped ETF, iShares MSCI Italy Capped ETF, iShares MSCI Japan ETF, iShares MSCI Japan Small-Cap ETF, iShares MSCI Malaysia ETF, iShares MSCI Mexico Capped ETF, iShares MSCI Netherlands ETF, iShares MSCI Pacific ex Japan ETF, iShares MSCI Singapore ETF, iShares MSCI South Africa ETF, iShares MSCI South Korea Capped ETF, iShares MSCI Spain Capped ETF, iShares MSCI Sweden ETF, iShares MSCI Switzerland Capped ETF, iShares MSCI Taiwan ETF, iShares MSCI Thailand Capped ETF, iShares MSCI Turkey ETF, iShares MSCI USA ETF and iShares MSCI World ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

December 22, 2014